EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Imago BioSciences, Inc.

Date: July 21, 2021	FRAZIER HEALTHCARE VII, L.P.
By FHM VII, L.P., its general partner
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 21, 2021	FRAZIER HEALTHCARE VII-A, L.P.
By FHM VII, L.P., its general partner
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 21, 2021	FHM VII, L.P.
By FHM VII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 21, 2021	FHM VII, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 21, 2021	By:	*
James N. Topper

Date: July 21, 2021	By:	*
Patrick J. Heron

Date: July 21, 2021	By:	*
Alan Frazier

Date: July 21, 2021	By:	*
Nader Naini

Date: July 21, 2021	By:	*
Nathan Every

Date: July 21, 2021	By:	*
Brian Morfitt

Date: July 21, 2021	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on March 29, 2016.